FOR RELEASE: October 3, 2025
MEDIA CONTACT: Amy Rutledge
Director, Corporate Communications
(218) 723-7400
arutledge@allete.com

ALLETE Obtains Regulatory Approval from Minnesota Public Utilities Commission for Partnership with CPP Investments and Global Infrastructure Partners
Acquisition delivers pathway to help meet significant infrastructure demands of the clean-energy transition and approximately $200 million in customer benefits
With all necessary regulatory approvals now in place, transaction expected to close in late 2025

DULUTH, Minn. - ALLETE, Inc. (NYSE: ALE) (the Company) today announced that the Minnesota Public Utilities Commission (MPUC) voted unanimously to approve its acquisition by Canada Pension Plan Investment Board (CPP Investments) and Global Infrastructure Partners (GIP). With all required regulatory approvals secured, the transaction is expected to close in late 2025 following issuance of the MPUC’s written order.
“We are grateful to the Minnesota Public Utilities Commission for their thorough review and approval of this important and strategic partnership, and recognition this is in the public interest,” said ALLETE Chair, President and CEO Bethany Owen. “Today’s decision caps a comprehensive public process and positions ALLETE well to meet the significant infrastructure demands of the clean-energy transition without compromising the high-quality service and commitments to reliability and affordability that define our company. We are excited for this next chapter at ALLETE alongside CPP Investments and GIP, who are aligned with our values and support our Sustainability-In-Action strategy and our talented team of employees.”
Owen continued, “I would like to thank the wide range of community leaders and organizations, including labor, business and clean-energy groups, and low-income customer advocates, for their strong support for this transaction and collaboration to reach the best possible outcome for all parties. We are pleased the final approval has resulted in approximately $200 million in total Minnesota Power customer benefits through this process.”
“With this approval, ALLETE is now well-positioned to move forward toward its sustainable and clean-energy future. Together with GIP and the Company’s experienced management team, we look forward to supporting ALLETE as it seeks to enable the availability of reliable, affordable and increasingly sustainable electricity,” said Andrew Alley, Managing Director, Head of Infrastructure, North America & Australasia at CPP Investments.

“Working together with our partners from CPP Investments, we are proud to support ALLETE and its talented leadership as the company begins its next chapter,” said Jonathan Bram, a Founding Partner of GIP. “We are

ALLETE, Inc. | 30 West Superior St, Duluth, Minnesota 55802    ALLETE.com

committed to preserving ALLETE’s legacy of intense community focus as it continues to provide safe, reliable, and affordable energy which is increasingly carbon-free for Northeastern Minnesota.”
The final agreement, supported by the Minnesota Department of Commerce, clean-energy organizations, business leaders, labor unions, and advocates for low-income residents, includes historic customer, clean-energy, workforce, and governance commitments. These include:
Customer affordability and rates
•One-year base rate freeze to support rate stability for Minnesota Power customers.
•$50 million in additional rate credits provided to customers.
•A $10 million Long-term Residential Energy Bill Mitigation Fund to support energy efficiency, conservation, and fuel-switching initiatives for customers.
•ROE (Return on Equity) reduction from 9.78% to 9.65% post close, immediately lowering costs for customers, and a future ROE cap of 9.78% through December 31, 2030.
•Up to $3.5 million in residential customer arrearage forgiveness, supporting eligible low-income customers.
•ALLETE, CPP Investments and GIP have agreed to enforceable service quality and system reliability performance metrics for Minnesota Power to guarantee customers continue to receive the high levels of reliability and quality they expect.

Clean energy and infrastructure
•Guaranteed access to capital to fund ALLETE’s five-year plan for advancing transmission and renewable energy goals.
•$50 million Clean Firm Technology Fund to support regional clean-energy projects and partnerships.

Local oversight and control
•A majority independent board of directors, with several from Minnesota and Wisconsin, ensuring regional voices have a greater influence in utility decision-making.
•ALLETE headquarters will remain in Duluth, Minnesota, with the current leadership team in place.
•Commitment to retain ALLETE’s current workforce, honor union contracts and maintain compensation levels and benefits programs.

The transaction has also received approvals from ALLETE shareholders and federal and state agencies, including the Federal Energy Regulatory Commission and the Public Service Commission of Wisconsin. Upon closing of the transaction, ALLETE’s shares will no longer trade on the New York Stock Exchange. Minnesota Power and Superior Water, Light and Power will remain public utilities, fully regulated by the Minnesota Public Utilities Commission and the Public Service Commission of Wisconsin, respectively.
Additional information about ALLETE and this partnership can be found at ALLETEforward.com.

About ALLETE, Inc.

ALLETE, Inc. | 30 West Superior St, Duluth, Minnesota 55802    ALLETE.com

ALLETE, Inc. is an energy company headquartered in Duluth, Minnesota. In addition to its electric utilities, Minnesota Power and Superior Water, Light and Power of Wisconsin, ALLETE owns ALLETE Clean Energy, based in Duluth, Minnesota; BNI Energy in Bismarck, North Dakota; and New Energy Equity, headquartered in Annapolis, Maryland; and has an 8% equity interest in the American Transmission Co. More information about ALLETE is available at www.allete.com. ALE-CORP

About CPP Investments
Canada Pension Plan Investment Board (CPP Investments™) is a professional investment management organization that manages the Canada Pension Plan Fund in the best interest of the more than 22 million contributors and beneficiaries. In order to build diversified portfolios of assets, we make investments around the world in public equities, private equities, real estate, infrastructure, fixed income and alternative strategies including in partnership with funds. Headquartered in Toronto, with offices in Hong Kong, London, Mumbai, New York City, San Francisco, São Paulo and Sydney, CPP Investments is governed and managed independently of the Canada Pension Plan and at arm’s length from governments. At June 30, 2025, the Fund totaled C$731.7 billion. For more information, please visit www.cppinvestments.com or follow us on LinkedIn, Instagram or on X @CPPInvestments.

About Global Infrastructure Partners (GIP)
Global Infrastructure Partners (GIP), a part of BlackRock, is a leading infrastructure investor that specializes in investing in, owning and operating some of the largest and most complex assets across the energy, transport, digital infrastructure and water and waste management sectors. With energy pragmatism central to our investment thesis, we are well positioned to support the global energy transition.
GIP’s scaled platform has over $189 billion in assets under management. We believe that our focus on real infrastructure assets, combined with our deep proprietary origination network and comprehensive operational expertise, enables us to be responsible stewards of our clients’ capital and to create positive economic impact for communities. For more information, visit www.global-infra.com.

The statements contained in this release and statements that ALLETE may make orally in connection with this release that are not historical facts, are forward-looking statements. Actual results may differ materially from those projected in the forward-looking statements. These forward-looking statements involve risks and uncertainties and investors are directed to the risks discussed in documents filed by ALLETE with the Securities and Exchange Commission.
ALLETE Contact
Amy Rutledge
Director - Corporate Communications
218-723-7400
arutledge@allete.com

CPP Investments Contact:

ALLETE, Inc. | 30 West Superior St, Duluth, Minnesota 55802    ALLETE.com

Frank Switzer
Public Affairs & Communications
Tel: +1 416-523-8039
fswitzer@cppib.com

Global Infrastructure Partners (GIP) Contact:
Mustafa Riffat
Managing Director & Global Head of Communications
mustafa.riffat@global-infra.com
###

ALLETE, Inc. | 30 West Superior St, Duluth, Minnesota 55802    ALLETE.com